CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Experts" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 58 to File No. 33-50718; Amendment No. 60 to File No. 811-07102) of The Advisors' Inner Circle Fund II of our report dated March 23, 2007, included in the 2007 Hancock Horizon Family of Funds' Annual Report to shareholders.

                                                    ERNST & YOUNG LLP

Philadelphia, Pennsylvania
May 25, 2007